Execution Version
NorthWestern Corporation
$250,000,000 First Mortgage Bonds, 4.03% Series, due November 6, 2047
____________________________
Bond Purchase Agreement
____________________________
Dated as of October 31, 2017

Table of Contents
Section    Heading    Page

Section 1.	Description of Bonds 1

Section 2.	Sale and Purchase of Bonds 2

Section 3.	Closing 2

Section 4.	Conditions to Closing 2

Section 4.1.	Representations and Warranties 2

Section 4.2.	Performance; No Default 2

Section 4.3.	Compliance Certificates 3

Section 4.4.	Opinions of Counsel 3

Section 4.5.	Purchase Permitted By Applicable Law, Etc 3

Section 4.6.	Sale of Other Bonds 4

Section 4.7.	Payment of Special Counsel Fees 4

Section 4.8.	Private Placement Number 4

Section 4.9.	Changes in Corporate Structure 4

Section 4.10.	Funding Instructions 4

Section 4.11.	Commission Approval 4

Section 4.12.	UCC Financing Statements 4

Section 4.13.	Compliance with Indenture 4

Section 4.14.	Proceedings and Documents 4

Section 5.	Representations and Warranties of the Company 5

Section 5.1.	Organization; Power and Authority 5

Section 5.2.	Authorization, Etc 5

Section 5.3.	Disclosure 5

Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates 6

Section 5.5.	Financial Statements; Material Liabilities 6

Section 5.6.	Compliance with Laws, Other Instruments, Etc 6

Section 5.7.	Governmental Authorizations, Etc 7

Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders 7

Section 5.9.	Taxes 7

Section 5.10.	Title to Property; Leases 8

Section 5.11.	Licenses, Permits, Etc 8

Section 5.12.	Compliance with ERISA 8

Section 5.13.	Private Offering by the Company; Qualification of Indenture 9

Section 5.14.	Use of Proceeds; Margin Regulations 9

Section 5.15.	Existing Indebtedness; Future Liens 10

Section 5.16.	Foreign Assets Control Regulations, Etc 10

Section 5.17.	Status under Certain Statutes 12

Section 5.18.	Environmental Matters 12

Section 5.19.	Lien of Indenture 12

Section 5.20.	Filings 13

Section 6.	Representations of the Purchasers 13

Section 6.1.	Purchase for Investment 13

Section 6.2.	Source of Funds 13

Section 7.	Information as to Company 15

Section 7.1.	Financial and Business Information 15

Section 7.2.	Officer’s Certificate 18

Section 7.3.	Visitation 18

Section 8.	Covenants 19

Section 9.	Expenses, Etc 19

Section 9.1.	Transaction Expenses 19

Section 9.2.	Survival 20

Section 10.	Survival of Representations and Warranties; Entire Agreement 20

Section 11.	Amendments and Waivers 20

Section 12.	Notices 20

Section 13.	Indemnification 21

Section 14.	Miscellaneous 21

Section 14.1.	Successors and Assigns 21

Section 14.2.	Accounting Terms 21

Section 14.3.	Severability 21

Section 14.4.	Construction, Etc 21

Section 14.5.	Counterparts 22

Section 14.6.	Governing Law 22

Section 14.7.	Jurisdiction and Process; Waiver of Jury Trial 22

Schedule A    -    Information Relating to Purchasers

Schedule B    -    Defined Terms

Schedule 4.12    -    UCC Filings

Schedule 5.3    -    Disclosure Materials

Schedule 5.4    -    Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5    -    Financial Statements

Schedule 5.7    -    Required Approvals

Schedule 5.15    -    Existing Indebtedness

Schedule 5.20    -    Filings

Exhibit A    -    Form of Thirty‑Seventh Supplemental Indenture

Exhibit 4.4(a)(i)    -    Form of Opinion of Special Counsel for the Company

Exhibit 4.4(a)(ii)    -    Form of Opinion of General or In-House Counsel for the Company

Exhibit 4.4(b)    -    Form of Opinion of Special Counsel for the Purchasers

NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108
$250,000,000 First Mortgage Bonds, 4.03% Series, due November 6, 2047
As of October 31, 2017
To Each of the Purchasers Listed in
Schedule A Hereto:
Ladies and Gentlemen:
NorthWestern Corporation (formerly known as NorthWestern Public Service Company), a corporation organized and existing under the laws of the State of Delaware (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.	Description of Bonds.
The Company will authorize the issue and sale of $250,000,000 aggregate principal amount of its First Mortgage Bonds, 4.03% Series, due November 6, 2047 (collectively, the “Bonds”). The Bonds will be issued under and secured by a Mortgage and Deed of Trust dated as of October 1, 1945 (the “Original Indenture”) by and among the Company (as successor to NorthWestern Energy, L.L.C., in turn successor to The Montana Power Company) and the Bank of New York Mellon (formerly The Bank of New York) (as successor to Guaranty Trust Company of New York), as corporate trustee (hereinafter called the “Corporate Trustee”), Beata Harvin or her successor (as indirect successor to Arthur E. Burke), (Beata Harvin or her successor being hereinafter sometimes called the “Co-Trustee”; and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), which Original Indenture was executed and delivered to secure the payment of Bonds issued or to be issued under and in accordance with the provisions of the Original Indenture pursuant to the Thirty‑Seventh Supplemental Indenture dated as of November 1, 2017 (the “Thirty‑Seventh Supplemental Indenture,” the Original Indenture together with all supplements and amendments thereto, including the Thirty‑Seventh Supplemental Indenture being hereinafter collectively referred to as the “Indenture”) which Thirty‑Seventh Supplemental Indenture will be substantially in the form attached hereto as Exhibit A, with such changes therein, if any, as shall be approved by the Purchasers and the Company. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.	Sale and Purchase of Bonds.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3,

Bonds in the principal amount and of the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder.

Section 3.	Closing.
The execution and delivery of this Agreement will occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 on October 31, 2017 (the “Execution Date”).
The sale and purchase of the Bonds to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe, Chicago, IL, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on November 6, 2017. At the Closing the Company will deliver to each Purchaser the Bonds to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of $1,000 or multiples of $1,000 as such Purchaser may request) dated the date of the Closing, authenticated by the Corporate Trustee and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 153910224325 at US Bank N.A., 800 Nicollet Mall, Minneapolis, MN 55402, ABA: 123000848, Account Name - NorthWestern Corporation General Account. If at the Closing the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.	Conditions to Closing.
Each Purchaser’s obligation to execute and deliver this Agreement on the Execution Date and to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Execution Date and/or the Closing, as the case may be, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made on the Execution Date and at the time of the Closing.
Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Execution Date and at the Closing and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.
Section 4.3.    Compliance Certificates. The Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Bonds. In addition, the Company shall have delivered the following certificates:
(a)    Officer’s Certificates. The Company shall have delivered to such Purchaser (i) an Officer’s Certificate certifying that the conditions specified in Section 4 have been fulfilled and (ii) an

Officer’s Certificate regarding no Event of Default pursuant to Section 28(2) of the Indenture, in each case, dated the date of the Closing.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Bonds and this Agreement and (ii) the Company’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) (i) from Stinson Leonard Street LLP, counsel for the Company and (ii) from general or in-house counsel for the Company covering the matters set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact regarding the Company and its Subsidiaries as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Bonds. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Bonds to be purchased by it at the Closing as specified in Schedule A.
Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 9, the Company shall have paid on or before the date of the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.
Section 4.8.    Private Placement Number. On or before the date of the Closing, a Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Bonds.
Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Bonds is to be deposited.
Section 4.11.    Commission Approval. On or before the Execution Date, the Company shall have delivered reasonably satisfactory evidence to the Purchasers and their special counsel that the Company has received the required regulatory approvals described in Schedule 5.7 authorizing the issue and sale of the Bonds, and said orders remain in full force and effect as of the date of Closing. The issuance and effectiveness of such orders as of the date of Closing shall be a condition precedent to the Company’s obligations to sell the Bonds to the Purchasers.
Section 4.12.    UCC Financing Statements. On or before the date of Closing, the UCC financing statements shall have been duly filed or recorded by any debtor party in such manner and in such places as is described in Schedule 4.12 (the “Collateral Filings”) and no other UCC financing statements or instruments shall be required to be filed to perfect the security interests and Liens of the Trustees in the Mortgaged Property created by or pursuant to the Indenture that can be perfected by filing a UCC financing statement under the UCC.
Section 4.13.    Compliance with Indenture. On or before the date of the Closing, the Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Bonds.
Section 4.14.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser, on the Execution Date and the date of the Closing, that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. The Financing Agreements have been duly authorized by all necessary corporate action on the part of the Company, this Agreement and the Indenture (other than the Thirty‑Seventh Supplemental Indenture) constitute, and upon execution and delivery thereof by the Company and authentication of the Bonds by the Corporate Trustee, the Thirty‑Seventh Supplemental Indenture and each Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the

Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agents, MUFG Securities Americas Inc. and RBC Capital Markets, has delivered to each Purchaser a copy of an Investor Presentation, dated September 22, 2017 (the “Investor Presentation”), relating to the transactions contemplated hereby. This Agreement, the Investor Presentation and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Investor Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to October 4, 2017 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Without limiting the foregoing, the Disclosure Documents fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in the Disclosure Documents, since December 31, 2016, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains complete and correct lists (i) of the Company’s Subsidiaries showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.
(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    Except as identified in Schedule 5.4, no Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of the Financing Agreements will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the continuing Lien of the Indenture) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by‑laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval, authorization, or order of, or filing with, or declaration with, any Governmental Authority or body or any court is required for the consummation of the transactions contemplated by the Financing Agreements in connection with the issuance and sale of the Bonds by the Company except for filings with or the orders of the Federal Energy Regulatory Commission (“FERC”) and the Montana Public Service Commission, which approvals have, as described on Schedule 5.7, been obtained. The issuance and sale of the Bonds has been authorized by order of the FERC, and by order of the Montana Public Service Commission, which orders are in full force and effect.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 1999.
Section 5.10.    Title to Property; Leases. The Company has good and marketable fee simple title to all properties owned by it which are subject to the Indenture, subject only (a) to the Lien of the Indenture, (b) to Excepted Encumbrances (as defined in the Indenture) and (c) to minor exceptions and defects which do not, in the aggregate, materially interfere with the use by the Company of such properties for the purposes for which they are held, materially detract from the value of said properties or in any material way impair the security afforded by the Indenture. Such properties constitute and comprise substantially all of the utility properties directly owned by the Company in the States of Montana and Wyoming. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $122,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715‑60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not more than $27,000,000.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 and disclosures by such Purchaser to the Company in accordance therewith as to the sources of the funds to be used to pay the purchase price of the Bonds to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company; Qualification of Indenture. (a) Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 30 Institutional Investors, each of which has been offered the Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
(b)    Neither the execution and delivery of the Financing Agreements nor the consummation of the transactions contemplated thereby, including the issuance and sale of the Bonds, will require the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Bonds to repay the Company’s outstanding $250,000,000 of 6.34% First Mortgage Bonds due 2019 and for other general corporate purposes. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2017 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.
(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Bonds hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA Patriot Act or any other United States law or regulation governing such activities (collectively, “Anti‑Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti‑Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti‑Money Laundering Laws or any U.S. Economic

Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current Anti‑Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti‑corruption related activity under any applicable law or regulation in a U.S. or any non‑U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti‑Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non‑U.S. Governmental Authority for possible violation of Anti‑Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti‑Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and
(3)    No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current Anti‑Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, or the ICC Termination Act of 1995, as amended.
Section 5.18.    Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case or in the aggregate, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case or in the aggregate, such as could not reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case or in the aggregate, in any manner that could reasonably be expected to result in a Material Adverse Effect.
(d)    All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
Section 5.19.    Lien of Indenture. The Indenture (excluding the Thirty‑Seventh Supplemental Indenture) constitutes and the Indenture, when the Thirty‑Seventh Supplemental Indenture will have been duly filed for recording and recorded, will constitute a valid and enforceable first mortgage lien for the equal and proportionate security of the mortgage bonds issued or to be issued thereunder, upon substantially all of the physical properties of the Company (other than the Excepted Encumbrances) which are specifically described therein as subject to the Lien thereof and which are used or useful in the conduct of the Company’s utility business in Montana and Wyoming, free from all prior Liens, charges or encumbrances, other than (a) Excepted Encumbrances; and (b) in the case of property acquired after the date of the original execution and delivery of the Indenture, vendors’ Liens, purchase money mortgages and any other Liens thereon at the time of acquisition thereof, except to the extent that enforceability of such Lien may be limited by the effect that the law of the jurisdictions in which the physical properties covered thereby are located may have upon the remedies provided in the Indenture. Such limitations, however, do not make the remedies afforded inadequate for the realization of the material benefits of the security provided by the Indenture; provided that (x) enforceability of such Lien may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights, and (y) the availability of specific performance, injunctive relief, or other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The after‑acquired property clause in the Indenture subjects to the Lien thereof all after-acquired utility property of the Company’s utility business in Montana and Wyoming (except such after‑acquired property as may be expressly excepted from the Lien of the Indenture).
Section 5.20.    Filings. Except for those filings described in Schedule 5.20, no filing or recording of the Thirty‑Seventh Supplemental Indenture is necessary to perfect the Lien of the Indenture upon the properties now owned by the Company and intended to be subject thereto or to extend such lien for the benefit of the Bonds to be issued thereunder; no re-recording or refiling of the Indenture or any other instruments or documents (except for periodic filings which extend the effectiveness of financing statements) is required to preserve and protect the Lien of the Indenture. Under the present laws of the states in which the property intended to be subject to the Lien of the Indenture is located, no further supplemental indentures or other instruments or documents are required to be executed, filed and/or recorded to extend the Lien of the Indenture to after-acquired property.

Section 6.	Representations of the Purchasers.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser severally represents that it and each party referenced in the preceding sentence on whose account Bonds are purchased by such Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds and that a legend will be placed on the Bonds reflecting these circumstances.
Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1 or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to Company.
Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of Bonds and, after the Execution Date and prior to the Closing, each Purchaser that is an Institutional Investor:
(a)    Quarterly Statements - within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this

Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made such Form 10‑Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.northwesternenergy.com) and shall have given each such holder or such Purchaser prompt notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
(b)    Annual Statements - within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10‑K for such fiscal year (together with the Company’s annual report to stockholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made Electronic Delivery thereof;
(c)    SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability and excluding non-public information) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided that the Company shall be deemed to have made such delivery of such materials in clauses (i) and (ii) of this Section 7.1(c) if it shall have timely made Electronic Delivery thereof (to the extent delivery in such manner is available).
(d)    Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(f)    Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)    Supplemental Indentures - promptly, and in any event within five days after the execution and delivery thereof, a copy of any indenture supplemental to the Indenture that the Company from time to time may hereafter execute and deliver; and
(h)    Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10‑Q and Form 10‑K) or relating to the ability of the Company to perform its obligations hereunder and under the Financing Agreements as from time to time may be reasonably requested by any such holder of Bonds.

Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of Bonds or, if after the Execution Date but prior to the Closing, a Purchaser pursuant to Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to such holder of Bonds or such Purchaser):
Event of Default - a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. The Company shall permit the representatives of each holder of Bonds that is an Institutional Investor and, if after the Execution Date but prior to the Closing, each Purchaser:
(a)    No Default - if no Default or Event of Default then exists, at the expense of such holder or such Purchaser and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default - if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.	Covenants.
(a)    The Company shall file the Thirty‑Seventh Supplemental Indenture in a timely manner in all locations necessary in Montana and Wyoming and, in any event, the Company shall use commercially reasonable best efforts to file such Thirty‑Seventh Supplemental Indenture within 60 days of the date of Closing.
(b)    The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Bonds except (a) upon the payment or prepayment of the Bonds in accordance with the terms of the Thirty‑Seventh Supplemental Indenture and the Bonds or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Bonds at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Bonds then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Bonds of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Bonds acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Bonds pursuant to any provision of the Thirty‑Seventh Supplemental Indenture or this Section 8(b) and no Bonds may be issued in substitution or exchange for any such Bonds.
(c)    The Company shall file a Report of Securities Issued, under 18 C.F.R. §§34.9 and 131.43 and 131.50 (2017), within 30 days of the date of Closing.

Section 9.	Expenses, Etc.
Section 9.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a holder of any Bond, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the other Financing Agreements and (c) the costs and expenses incurred in connection with the initial filing of any Financing Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,000. The Company will pay, and will save each Purchaser and each other holder of a Bond harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Bonds).
Section 9.2.    Survival. The obligations of the Company under this Section 9 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement or the Bonds, and the termination of this Agreement and the discharge of the Indenture.

Section 10.	Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Bonds, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 11.	Amendments and Waivers.
Any term of this Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any Bond at the time outstanding, each future holder of any Bond and the Company. Bonds directly or indirectly held by the Company or any Affiliate of the Company shall not be deemed outstanding for purposes of determining whether any amendment or waiver has been effected in accordance with this Section 11.

Section 12.	Notices.
Except as provided in Section 7, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in writing,
(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Bond in writing; or
(iv)    if to the Trustees, to the Corporate Trustee at 101 Barclay Street, Floor 8 West, New York, New York 10286 or at such other address as the Corporate Trustee shall have specified to the Company and each other party hereto in writing.
Notices under this Section 12 will be deemed given only when actually received.

Section 13.	Indemnification.
The Company hereby agrees to indemnify and hold the Purchasers harmless from, against and in respect of any and all loss, liability and expense (including reasonable attorneys’ fees) arising from any misrepresentation or nonfulfillment of any undertaking on the part of the Company under this Agreement, or from any misrepresentation in, or omission from, this Agreement or any other instrument given, or to be given, to the Purchasers pursuant to this Agreement. The indemnification obligations of the Company under this Section 13 shall survive the execution and delivery of this Agreement, the delivery of the Bonds to the Purchasers and the consummation of the transactions contemplated herein.

Section 14.	Miscellaneous.
Section 14.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not.
Section 14.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.
Section 14.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 14.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 14.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 14.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 14.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company consents to process being served by or on behalf of any holder of Bonds in any suit, action or proceeding of the nature referred to in Section 14.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 14.7 shall affect the right of any holder of a Bond to serve process in any manner permitted by law, or limit any right that the holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Bonds or any other document executed in connection herewith or therewith.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,
NorthWestern Corporation

By	/s/ Brian B. Bird
Name: Brian B. Bird
Title: Vice President and CFO

This Agreement is hereby accepted and agreed to as of the date thereof.
Metropolitan Life Insurance Company

By	/s/ Jason Rothenberg
Name: Jason Rothenberg
Title: Authorised Signatory
Pensionskasse des Bundes Publica
By:  MetLife Investment Management Limited, as Investment Manager

By	/s/ Edward Palmer
Name: Edward Palmer
Title: Chief Executive Officer and Director

This Agreement is hereby accepted and agreed to as of the date thereof.
MetLife Insurance K.K.
by MetLife Investment Advisors, LLC, Its Investment Manager
Brighthouse Life Insurance Company
by MetLife Investment Advisors, LLC, Its Investment Manager

By	/s/ Judith A. Gulotta
Name: Judith A. Gulotta
Title: Managing Director
Employers Reassurance Corporation
by MetLife Investment Advisors, LLC, Its Investment Adviser

By	/s/ Frank O. Monfalcone
Name: Frank O. Monfalcone
Title: Managing Director

This Agreement is hereby accepted and agreed to as of the date thereof.
Teachers Insurance and Annuity Association of America

By /s/ Laura M. Parrott
Name: Laura M. Parrott
Title: Managing Director

This Agreement is hereby accepted and agreed to as of the date thereof.
Voya Insurance and Annuity Company
Voya Retirement Insurance and Annuity Company
Security Life of Denver Insurance Company
Reliastar Life Insurance Company
Reliastar Life Insurance Company of New York
By: Voya Investment Management LLC, as Agent

By	/s/ Joshua A. Winchester
Name: Joshua A. Winchester
Title: Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.
Knights of Columbus

By /s/ Michael J. O’Connor
Name: Michael J. O’Connor
Title: Supreme Secretary

This Agreement is hereby accepted and agreed to as of the date thereof.
The Lincoln National Life Insurance Company
By: Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By /s/ Frank LaTorraca
Name: Frank LaTorraca
Title: Senior Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.
Protective Life Insurance Company ( PLI )

By	/s/ Philip E. Passafiume
Name: Philip E. Passafiume
Title: Director, Fixed Income

This Agreement is hereby accepted and agreed to as of the date thereof.
American United Life Insurance Company

By /s/ David M. Weisenburger
Name: David M. Weisenburger
Title: Vice President, Fixed Income Securities
The State Life Insurance Company
By: American United Life Insurance Company

Its:	Agent

By	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: Vice President, Fixed Income Securities
Pioneer Mutual Life Insurance Company
By: American United Life Insurance Company

Its:	Agent

By	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: Vice President, Fixed Income Securities

This Agreement is hereby accepted and agreed to as of the date thereof.
Mutual of Omaha Insurance Company

By /s/ Lee Martin
Name: Lee Martin
Title: Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.
Constitution Life Insurance Company

By: Nassau Asset Management LLC, its investment advisor

By /s/ Christopher M. Wilkos
Name: Christopher M. Wilkos
Title: Chief Investment Officer
PHL Variable Insurance Company

By /s/ Christopher M. Wilkos
Name: Christopher M. Wilkos
Title: Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.
Country Life Insurance Company

By	/s/ John A. Jacobs
Name: John A. Jacobs
Title: Director - Fixed Income

Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Anti‑Corruption Laws” is defined in Section 5.16(d)(1).
“Anti‑Money Laundering Laws” is defined in Section 5.16(c).
“Blocked Person” is defined in Section 5.16(a).
“Bonds” is defined in Section 1.
“Business Day” means for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Collateral Filings” is defined in Section 4.12.
“Company” means NorthWestern Corporation, a Delaware corporation, d/b/a NorthWestern Energy, or any successor.
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Co-Trustee” is defined in Section 1.
“Corporate Trustee” is defined in Section 1.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Disclosure Documents” is defined in Section 5.3.
“Electronic Delivery” is defined in Section 7.1(a).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in the Indenture.
“Excepted Encumbrances” is defined in the Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Execution Date” is defined in Section 3.
“FERC” is defined in Section 5.7.
“Financing Agreements” means this Agreement, the Indenture, including, without limitation, the Thirty‑Seventh Supplemental Indenture, and the Bonds.
“Form 10‑K” is defined in Section 7.1(b).
“Form 10‑Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any State or other political subdivision thereof, or

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government‑owned or government‑controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Bond the Person in whose name such Bond is registered in the register maintained by the Company.

“Indebtedness” with respect to any Person means, at any time, without duplication,
(a)    its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(c)    (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
(d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(e)    all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
(f)    the aggregate Swap Termination Value of all Swap Contracts of such Person; and
(g)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
“Indenture” is defined in Section 1.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser of a Bond, (b) any holder of a Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Bond.
“Investor Presentation” is defined in Section 5.3.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Bonds or the Indenture, or (c) the validity or enforceability of this Agreement, the Bonds or the Indenture.
“Mortgaged Property” is defined in the Indenture.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Original Indenture” is defined in Section 1.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).
“Related Fund” means, with respect to any holder of any Bond, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means (a) if prior to the Closing, the Purchasers and (b) if any tine on or after the Closing, the holders of at least 51% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities” or “Security” shall have the meaning specified in Section 2(a)(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause

(a), the amounts(s) determined as the mark‑to‑market values(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Thirty‑Seventh Supplemental Indenture” is defined in Section 1.
“Trustees” is defined in Section 1.
“UCC” shall mean the Uniform Commercial Code as in effect in the relevant states from time to time.
“USA Patriot Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).

4.12-1
6740605v3

UCC Filings
NONE

Disclosure Documents
This Agreement and the schedules thereto
The Investor Presentation

Subsidiaries of the Company and
Ownership of Subsidiary Stock

Name of Company	Jurisdiction of its Organization	Percentage Owned
NorthWestern Services, LLC	Delaware	100
Canadian-Montana Pipeline Corporation	Canada	100
Montana Generation, LLC(1)	Delaware	100
Clark Fork and Blackfoot, LLC	Montana	100

Risk Partners Assurance Ltd.	Bermuda	100

Havre Pipeline Company, LLC	Texas	94.99
Willow Creek Gathering, LLC	Nevada	100
Lodge Creek Pipelines, LLC	Nevada	100
(1)NorthWestern Services, LLC is the parent of Montana Generation, LLC.
Affiliates:
None.
Senior Officers of the Company:

Robert C. Rowe
Brian B. Bird
Michael R. Cashell
Patrick R. Corcoran
Heather H. Grahame
John D. Hines
Crystal D. Lail
Curtis T. Pohl
Bobbi L. Schroeppel
Directors of the Company:

E. Linn Draper, Jr.
Stephen P. Adik
Anthony T. Clark
Dana J. Dykhouse
Jan R. Horsfall
Britte E. Ide
Julia L. Johnson

Robert C. Rowe
Linda G. Sullivan
Subsidiary restrictions on the payment of the dividends:
Amended and Restated Operating Agreement of Willow Creek Gathering, LLC, dated October 3, 2008
Amended and Restated Operating Agreement of Lodge Creek Pipelines, LLC, dated October 3, 2008
Regulations of Havre Pipeline Company, LLC, dated January 17, 1995

Financial Statements
Unaudited financial statements of the Company for the quarterly period ended June 30, 2017 included in the Company’s Form 10-Q for the period then ended filed on July 25, 2017.
Audited financial statements of the Company for the fiscal year ended December 31, 2016 included in the Company’s Form 10-K for the period then ended filed on February 16, 2017.
Audited financial statements for the fiscal year ended December 31, 2015 included in the Company’s Form 10‑K for the period.
Audited financial statements for the fiscal period ended December 31, 2014 included in the Company’s Form 10‑K for the period.

Required Approvals
Default Order No. 7565 dated September 19, 2017 entered by the Montana Public Service Commission in Docket No. D2017.8.67, which supersedes and replaces Default Order No. 7542 dated January 28, 2016 entered by the Montana Public Service Commission in Docket No. D2015.12.97.
Order Dated September 19, 2017, 160 FERC ¶ 62,234, entered by the Federal Energy Regulatory Commission in Docket No. ES17-51-000.
Other than FERC and Montana Public Service Commission approvals above, no other regulatory approvals are required in connection with the transactions contemplated by the Financing Agreements.

Existing Indebtedness
A.    Secured Senior Debt
1.    General Mortgage Indenture and Deed of Trust dated August 1, 1993 between The Chase Manhattan Bank (National Association), as Trustee and NorthWestern Public Service Company (now known as NorthWestern Corporation), as Issuer, as amended and supplemented, pursuant to which $64.0 million of 5.01% First Mortgage Bonds of NorthWestern Corporation due May 1, 2025 have been issued, $30.0 million of 4.15% First Mortgage Bonds of NorthWestern Corporation due August 10, 2042 have been issued, $20.0 million of 4.30% First Mortgage Bonds of NorthWestern Corporation due August 10, 2052 have been issued, $50.0 million of 4.85% First Mortgage Bonds of NorthWestern Corporation due 2043 have been issued, $30.0 million of 4.22% First Mortgage Bonds of NorthWestern Corporation due 2044 have been issued, $70.0 million of 4.26% First Mortgage Bonds of NorthWestern Corporation due 2040 have been issued, $60.0 million of 2.80% First Mortgage Bonds due June 15, 2026 have been issued, and $45.0 million of 2.66% First Mortgage Bonds due September 30, 2026 have been issued. This indenture places restrictions on the amount of Indebtedness of the Company. Collateral: substantially all of the utility properties directly owned by the Company in the States of South Dakota, North Dakota, Nebraska and Iowa, subject to certain exceptions, and After Acquired Property (as defined therein).
2.    First Mortgage and Deed of Trust, dated as of October 1, 1945, by and between NorthWestern Corporation (as successor to The Montana Power Company), as Issuer, and Guaranty Trust Company of NY and Arthur E. Burke (now The Bank of New York Mellon and Beata Harvin or her successor), as trustees, as amended and supplemented, pursuant to which the following Mortgage Bonds have been issued:
(a)    $250.0 million of 6.34% First Mortgage Bonds of NorthWestern Corporation due 2019 (will be redeemed pursuant to that certain Notice of Intention to Redeem dated October 6, 2017 issued by the Corporate Trustee to the Purchasers of such bonds).
(b)    $55.0 million of 5.71% First Mortgage Bonds of NorthWestern Corporation due 2039.
(c)    $161.0 million of 5.01% First Mortgage Bonds of NorthWestern Corporation due May 1, 2025.
(d)    $60.0 million of 4.15% First Mortgage Bonds of NorthWestern Corporation due 2042.
(e)    $40.0 million of 4.30% First Mortgage Bonds of NorthWestern Corporation due 2052.
(f)    (a) $35.0 million of 3.99% First Mortgage Bonds of NorthWestern Corporation due 2028 and (b) $15.0 million of 4.85% First Mortgage Bonds of NorthWestern Corporation due 2043.
(g)    $450.0 million of 4.176% First Mortgage Bonds of NorthWestern Corporation due 2044.
(h)    (a) $75.0 million of 3.11% First Mortgage Bonds of NorthWestern Corporation due 2025 and (b) $125.0 million of 4.11% First Mortgage Bonds due 2045.
(i)    $144.7 million of 2.00% First Mortgage Bonds of NorthWestern Corporation due 2023 were issued to secure in part the obligations of NorthWestern Corporation under a Loan Agreement, dated as of August 1, 2016, between NorthWestern Corporation and the City of Forsyth, pursuant to which the City of Forsyth loaned an aggregate amount of $144.7 million to NorthWestern Corporation, received from the proceeds of the City of Forsyth Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project) Series 2016, 2.00% series, due 2023.
This Indenture places restrictions on the amount of Indebtedness of the Company. Collateral: substantially all of the utility properties directly owned by the Company in the States of Montana and Wyoming, subject to certain exceptions, and After Acquired Property (as defined therein).
B.    Capital Leases
Various equipment capital leases between John Deere Financial and U.S. Bank Equipment Finance, as lessors and NorthWestern Corporation, as lessee (none as of 9/30/17). Collateral: The equipment subject to such capital leases.
C.    Unsecured Indebtedness
$400 Million Third Amended and Restated Credit Agreement, dated December 12, 2016, among NorthWestern Corporation, as borrower, the several banks and other financial institutions or entities from time to time parties to the agreement, as lenders, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Credit Suisse Securities (USA) LLC, as joint lead arrangers; Credit Suisse Securities (USA) LLC as syndication agent; Keybank National Association, MUFG Union Bank, N.A., and U.S. Bank National Association, as co-documentation agents; and Bank of America, N.A., as administrative agent. This agreement places restrictions on the amount of Indebtedness of the Company.
Commercial Paper Dealer Agreement between NorthWestern Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of February 3, 2011 and Commercial Paper Dealer Agreement between NorthWestern Corporation and Mitsubishi UFJ Securities (USA), Inc., dated as of February 9, 2016 ($269.7 million as of 9/30/17).
D.    Swap Contracts
Various forward purchase contracts for natural gas that do not qualify for normal purchase and normal sale scope exception under GAAP (none as of 9/30/17).

Filings
The recording of the Thirty‑Seventh Supplemental Indenture in the proper real estate records in Montana and Wyoming.

Form of Thirty‑Seventh Supplemental Indenture
(See Attached)

NORTHWESTERN CORPORATION
TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
AND
BEATA HARVIN
As Trustees under Mortgage and
Deed of Trust, dated as of
October 1, 1945, with NorthWestern Corporation
THIRTY-SEVENTH SUPPLEMENTAL INDENTURE
Providing, among other things, for

First Mortgage Bonds, 4.03% Series due 2047

Dated as of November 1, 2017

THIRTY- SEVENTH SUPPLEMENTAL INDENTURE
THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of November 1, 2017, between NORTHWESTERN CORPORATION, a corporation duly incorporated and existing under the laws of the State of Delaware (hereinafter called the “Company”), having its principal office at 3010 West 69th Street, Sioux Falls, South Dakota, 57108, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York) (hereinafter called the “Corporate Trustee”), a corporation of the State of New York, whose principal corporate trust office is located at 101 Barclay Street, New York, New York, 10286 (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK (formerly Guaranty Trust Company of New York)), and BEATA HARVIN, whose post office address is c/o The Bank of New York Mellon, 101 Barclay Street, New York, New York, 10286 (successor to Arthur E. Burke, Karl R. Henrich, H.H. Gould, R. Amundsen, P.J. Crowley, W.T. Cunningham, Douglas J. MacInnes, MaryBeth Lewicki, Ming Ryan and Philip L. Watson) (said Beata Harvin being hereinafter sometimes called the “Co-Trustee”, and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the “Mortgage” and, together with any indentures supplemental thereto, the “Indenture”), which Mortgage was executed and delivered by The Montana Power Company, a corporation of the State of New Jersey (hereinafter called the “Company-New Jersey”), as indirect predecessor under the Mortgage to the Company (the Company being successor under the Mortgage to NorthWestern Energy, L.L.C. (hereinafter called “NorthWestern Energy”), formerly known as The Montana Power, L.L.C., a limited liability company of the State of Montana, and NorthWestern Energy being the successor under the Mortgage to The Montana Power Company, a corporation of the State of Montana (hereinafter called the “Company-Montana”)), to Guaranty Trust Company of New York and Arthur E. Burke, as Trustees, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this instrument (hereinafter called the “Thirty-seventh Supplemental Indenture”) being supplemental thereto;
WHEREAS, by the Mortgage, the Company-New Jersey covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and
WHEREAS, the Company-New Jersey executed and delivered to the Trustees its First Supplemental Indenture, dated as of May 1, 1954 (hereinafter called the “First Supplemental Indenture”), and its Second Supplemental Indenture, dated as of April 1, 1959 (hereinafter called the “Second Supplemental Indenture”); and
WHEREAS, the Company-New Jersey was merged into the Company-Montana on November 30, 1961, and to evidence the succession of the Company-Montana to the Company-New Jersey for purposes of the bonds and the Indenture and the assumption by the Company-Montana of the covenants and conditions of the Company-New Jersey in the bonds and in the Indenture contained and to enable the Company-Montana to have and exercise the powers and rights of the Company-New Jersey under the Indenture in accordance with the terms thereof, the Company-Montana executed and delivered to the Trustees its Third Supplemental Indenture, dated as of November 30, 1961 (hereinafter called the “Third Supplemental Indenture”); and
WHEREAS, the Company-Montana executed and delivered to the Trustees its Fourth Supplemental Indenture, dated as of April 1, 1970 (hereinafter called the “Fourth Supplemental Indenture”); its Fifth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called the “Fifth Supplemental Indenture”); its Sixth Supplemental Indenture, dated as of March 1, 1974 (hereinafter called the “Sixth Supplemental Indenture”); its Seventh Supplemental Indenture, dated as of December 1, 1974 (hereinafter called the

“Seventh Supplemental Indenture”); its Eighth Supplemental Indenture, dated as of July 1, 1975 (hereinafter called the “Eighth Supplemental Indenture”); its Ninth Supplemental Indenture, dated as of December 1, 1975 (hereinafter called the “Ninth Supplemental Indenture”); its Tenth Supplemental Indenture, dated as of January 1, 1979 (hereinafter called the “Tenth Supplemental Indenture”); its Eleventh Supplemental Indenture, dated as of October 1, 1983 (hereinafter called the “Eleventh Supplemental Indenture”); its Twelfth Supplemental Indenture, dated as of January 1, 1984 (hereinafter called the “Twelfth Supplemental Indenture”); its Thirteenth Supplemental Indenture, dated as of December 1, 1991 (hereinafter called the “Thirteenth Supplemental Indenture”); its Fourteenth Supplemental Indenture, dated as of January 1, 1993 (hereinafter called the “Fourteenth Supplemental Indenture”); its Fifteenth Supplemental Indenture, dated as of March 1, 1993 (hereinafter called the “Fifteenth Supplemental Indenture”); its Sixteenth Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the “Sixteenth Supplemental Indenture”); its Seventeenth Supplemental Indenture, dated as of December 1, 1993 (hereinafter called the “Seventeenth Supplemental Indenture”); its Eighteenth Supplemental Indenture, dated as of August 5, 1994 (hereinafter called the “Eighteenth Supplemental Indenture”); its Nineteenth Supplemental Indenture, dated as of December 16, 1999 (hereinafter called the “Nineteenth Supplemental Indenture”); and its Twentieth Supplemental Indenture, dated as of November 1, 2001 (hereinafter called the “Twentieth Supplemental Indenture”); and
WHEREAS, the Company-Montana was merged into NorthWestern Energy (under its then name, The Montana Power, L.L.C.) on February 13, 2002; and to evidence the succession of NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to the Company-Montana for purposes of the bonds and the Indenture and the assumption by NorthWestern Energy (under its then name, The Montana Power, L.L.C.) of the covenants and conditions of the Company-Montana in the bonds and in the Indenture contained and to enable NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to have and exercise the powers and rights of the Company-Montana under the Indenture in accordance with the terms thereof, NorthWestern Energy (under its then name, The Montana Power, L.L.C.) executed and delivered to the Trustees its Twenty-first Supplemental Indenture, dated as of February 13, 2002 (hereinafter called the “Twenty-first Supplemental Indenture”); and
WHEREAS, NorthWestern Energy changed its name from The Montana Power, L.L.C. to NorthWestern Energy, L.L.C. on March 19, 2002; and
WHEREAS, NorthWestern Energy transferred, subject to the Lien of the Indenture, substantially all of the Mortgaged and Pledged Property as an entirety to the Company on November 20, 2002 (the “Transfer Date”), and to evidence the succession of the Company to NorthWestern Energy for purposes of the bonds and the Indenture and the assumption by the Company of the covenants and conditions of NorthWestern Energy in the bonds and in the Indenture contained and to enable the Company to have and exercise the powers and rights of NorthWestern Energy under the Indenture in accordance with the terms thereof, the Company executed and delivered to the Trustees its Twenty-second Supplemental Indenture, dated as of November 15, 2002 (hereinafter called the “Twenty-second Supplemental Indenture”); and
WHEREAS, the Company executed and delivered to the Trustees its Twenty-third Supplemental Indenture, dated as of February 1, 2003 (hereinafter called the “Twenty-third Supplemental Indenture”); its Twenty-fourth Supplemental Indenture, dated as of November 1, 2004 (hereinafter called the “Twenty-fourth Supplemental Indenture”); its Twenty-fifth Supplemental Indenture, dated as of April 1, 2006 (hereinafter called the “Twenty-fifth Supplemental Indenture”); its Twenty-sixth Supplemental Indenture, dated as of September 1, 2006 (hereinafter called the “Twenty-sixth Supplemental Indenture”); its Twenty-seventh Supplemental Indenture, dated as of March 1, 2009 (hereinafter called the “Twenty-seventh Supplemental Indenture”); its Twenty-eighth Supplemental Indenture, dated as of October 1, 2009 (hereinafter called the “Twenty-eighth Supplemental Indenture”); its Twenty-ninth Supplemental Indenture, dated as of May 1,

2010 (hereinafter called the “Twenty-ninth Supplemental Indenture”); its Thirtieth Supplemental Indenture, dated as of August 1, 2012 (hereinafter called the “Thirtieth Supplemental Indenture”); its Thirty-first Supplemental Indenture, dated as of December 1, 2013 (hereinafter called the “Thirty-first Supplemental Indenture”); its Thirty-second Supplemental Indenture, dated as of November 1, 2014 (hereinafter called the “Thirty-second Supplemental Indenture”); its Thirty-third Supplemental Indenture, dated as of November 1, 2014 (hereinafter called the “Thirty-third Supplemental Indenture”); its Thirty-fourth Supplemental Indenture, dated as of January 1, 2015 (hereinafter called the “Thirty-fourth Supplemental Indenture”); its Thirty-fifth Supplemental Indenture, dated as of June 1, 2015 (hereinafter called the “Thirty-fifth Supplemental Indenture”) and its Thirty-sixth Supplemental Indenture, dated as of August 1, 2016 (hereinafter called the “Thirty-sixth Supplemental Indenture”); and
WHEREAS, the Mortgage and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, and Thirty-sixth Supplemental Indentures were recorded in the official records of various counties and states as required by the Indenture; and
WHEREAS, the Company expects to record this Thirty-seventh Supplemental Indenture in the official records of various counties and states as required by the Indenture; and
WHEREAS, an instrument dated March 15, 1955 was executed by the Company-New Jersey appointing Karl R. Henrich as Co-Trustee in succession to said Arthur E. Burke, resigned, under the Mortgage and by Karl R. Henrich accepting the appointment as Co-Trustee under the Mortgage in succession to said Arthur E. Burke, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated June 29, 1962 was executed by the Company-Montana appointing H.H. Gould as Co-Trustee in succession to said Karl R. Henrich, resigned, under the Mortgage and by H.H. Gould accepting the appointment as Co-Trustee under the Mortgage in succession to said Karl R. Henrich, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated June 22, 1973 was executed by the Company-Montana appointing R. Amundsen as Co-Trustee in succession to said H.H. Gould, resigned, under the Mortgage and by R. Amundsen accepting the appointment as Co-Trustee under the Mortgage in succession to said H.H. Gould, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated July 1, 1986 was executed by the Company-Montana appointing P.J. Crowley as Co-Trustee in succession to said R. Amundsen, resigned, under the Mortgage and by P.J. Crowley accepting the appointment as Co-Trustee under the Mortgage in succession to said R. Amundsen, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Eighteenth Supplemental Indenture, the Company-Montana appointed (i) W.T. Cunningham as Co-Trustee in succession to said P.J. Crowley, resigned, under the Mortgage and W.T. Cunningham accepted the appointment as Co-Trustee under the Mortgage in succession to said P.J. Crowley, and (ii) The Bank of New York Mellon as Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage and The Bank of New York Mellon accepted the appointment as Corporate Trustee under the Mortgage in succession to said Morgan Guaranty Trust Company of New York, which supplemental indenture was recorded in various counties in the states of Montana, Idaho and Wyoming; and

WHEREAS, an instrument dated March 29, 1999 was executed by the Company-Montana appointing Douglas J. MacInnes as Co-Trustee in succession to said W.T. Cunningham, resigned, under the Mortgage and by Douglas J. MacInnes accepting the appointment as Co-Trustee under the Mortgage in succession to said W.T. Cunningham, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Twenty-third Supplemental Indenture, the Company appointed MaryBeth Lewicki as Co-Trustee in succession to said Douglas J. MacInnes, removed, under the Mortgage and MaryBeth Lewicki accepted the appointment as Co-Trustee under the Mortgage in succession to said Douglas J. MacInnes; and
WHEREAS, by the Twenty-fifth Supplemental Indenture, the Company appointed Ming Ryan as Co-Trustee in succession to said MaryBeth Lewicki, removed, under the Mortgage and Ming Ryan accepted the appointment as Co-Trustee under the Mortgage in succession to said Mary Beth Lewicki; and
WHEREAS, by the Thirtieth Supplemental Indenture, the Company appointed Philip L. Watson as Co-Trustee in succession to said Ming Ryan, removed, under the Mortgage and Philip L. Watson accepted the appointment as Co-Trustee under the Mortgage in succession to said Ming Ryan; and
WHEREAS, by the Thirty-fifth Supplemental Indenture, the Company appointed Beata Harvin as Co-Trustee in succession to said Philip L. Watson, removed, under the Mortgage and Beata Harvin accepted the appointment as Co-Trustee under the Mortgage in succession to said Philip L. Watson; and
WHEREAS, the Company-New Jersey, the Company-Montana or the Company has heretofore issued, in accordance with the provisions of the Mortgage, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
2-7/8% Series due 1975	$40,000,000	NONE
3-1/8% Series due 1984	6,000,000	NONE
4-1/2% Series due 1989	15,000,000	NONE
8-1/4% Series due 1974	30,000,000	NONE
7-1/2% Series due 2001	25,000,000	NONE
8-5/8% Series due 2004	60,000,000	NONE
8-3/4% Series due 1981	30,000,000	NONE
9.60% Series due 2005	35,000,000	NONE
9.70% Series due 2005	65,000,000	NONE
9-7/8% Series due 2009	50,000,000	NONE
11-3/4% Series due 1993	75,000,000	NONE
10/10-1/8% Series due 2004/2014	80,000,000	NONE
8-1/8% Series due 2014	41,200,000	NONE
7.70% Series due 1999	55,000,000	NONE
8-1/4% Series due 2007	55,000,000	NONE
8.95% Series 2022	50,000,000	NONE
Secured Medium-Term Notes	68,000,000	NONE
7% Series due 2005	50,000,000	NONE
6-1/8% Series due 2023	90,205,000	NONE
5.90% Series due 2023	80,000,000	NONE
0% Series due 1999	210,321,007	NONE

7.30% Series due 2006	150,000,000	NONE
Collateral (2002) Series due 2006	280,000,000	NONE
Collateral (2004) Series A due 2009	90,000,000	NONE
Collateral (2004) Series B due 2011......................	72,000,000	NONE
Collateral (2004) Series C due 2014 .....................	161,000,000	NONE
4.65% Series due 2023 (Twenty-seventh) .............	170,205,000	NONE
6.04% Series due 2016 (Twenty-eighth) ...............	150,000,000	NONE
6.34% Series due 2019 (Twenty-ninth) …………..	250,000,000	250,000,000 Being surrendered for cancellation concurrently with the execution and delivery of this Thirty-seventh Supplemental Indenture.
5.71% Series due 2039 (Thirtieth) ………………..	55,000,000	55,000,000
5.01% Series due 2025 (Thirty-first) ……………..	161,000,000	161,000,000
4.15% Series due 2042 (Thirty-second) …………..	60,000,000	60,000,000
4.30% Series due 2052 (Thirty-third) …………….	40,000,000	40,000,000
3.99% Series due 2028 (Thirty-fourth) …………...	35,000,000	35,000,000
4.85% Series due 2043 (Thirty-fifth) ……………..	15,000,000	15,000,000
4.176% Series due 2044 (Thirty-sixth) …………...	450,000,000	450,000,000
3.11% Series due 2025 (Thirty-seventh) ………….	75,000,000	75,000,000
4.11% Series due 2045 (Thirty-eighth) …………...	125,000,000	125,000,000
2.00% Series due 2023 (Thirty-ninth) …………….	144,660,000	144,660,000
which bonds are also hereinafter sometimes called “Bonds of the First through Thirty-ninth Series”, respectively; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and
WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder; or the Company may cure any ambiguity contained therein or in any supplemental indenture or correct or supplement any provision therein or in any supplemental indenture which may be defective or inconsistent with any other provision therein or in any supplemental indenture; or the Company may make other changes to the provisions thereof or of any supplemental indenture or add new provisions thereto or to any supplemental indenture or eliminate provisions therefrom or from any supplemental indenture, provided that the same does not adversely affect the interests of the Holders of any of the bonds then Outstanding in any material respect; or the Company may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than the First Series; each by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Indenture shall be situated; and
WHEREAS, the Company now desires to create a new series of bonds (Bonds of the Fortieth Series (as defined below)) and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Indenture; and
WHEREAS, the execution and delivery by the Company of this Thirty-seventh Supplemental Indenture, and the terms of the Bonds of the Fortieth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Company, in consideration of the premises and of $1.00 to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, and to confirm the lien of the Mortgage, as heretofore supplemented, on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage, as heretofore supplemented) unto Beata Harvin, Co-Trustee, and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York Mellon, the Corporate Trustee, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company located in the State of Montana, namely:

BLAINE COUNTY

TOWNSHIP 32 NORTH, RANGE 19 EAST, M.P.M.
Chinook Gas Office/Warehouse (NWE-01218) AND Q#251426000
Section 12:
A portion of the NE¼NE¼, more particularly described as Lot 1 of the Powell Minor Subdivision (C.O.S. 325540, consisting of 27.95 gross acres, more or less.
(Recording Reference: Warranty Deed recorded December 19, 2016, in Book 85 of Deeds, Page 456 as Document 325540).

CASCADE COUNTY

TOWNSHIP 20 NORTH, RANGE 4 EAST, P.M.M.

Great Falls Eastside Substation Addition (NWE-438)

Lot 1A of the amended plat of Sunrise Terrance, an addition to the City of Great Falls, Montana, amending Lot 1 and Clara Park of Block 6, located in the southwest ¼, of Section 9, Township 20 North, Range 4 East, Principal Meridian, Cascade County, Montana, according to the official map or plat recorded in the Office of the Clerk and Recorder October 18, 2016 as P-2016-0000032.
Commonly known as:        4110 Ella Avenue, Great Falls, MT 59404
(Recording Reference: Plat recorded on October 18, 2016 as P-2016-0000032)

DEER LODGE COUNTY

TOWNSHIP 4 NORTH, RANGE 11 WEST, P.M.M.

Anaconda Office & Service Center Addition (NWE-618)

Section 2:

A piece, parcel or tract of land situated in the Northeast Quarter of the Southwest Quarter (NE1/4SW1/4) of Section Two (2), Township Four (4) North, Range Eleven (11) West, Montana Principal Meridian, County of Deer Lodge, State of Montana and more particularly bounded and described as follows, to wit:
Beginning at a point on the Northerly boundary line of Commercial Avenue (from which point of beginning the one-quarter (1/4) section corner on the West side of said of said Sec. 2 T.4N., R.11W., M.P.M., bears N.76°20'W., a distance of One thousand Four hundred Thirty Four and Sixty Six hundredth (1434.66) feet, thence N.0°35'E., a distance of One hundred Sixty Three and One Tenth (163.1) feet and running thence N.13°40'E., One hundred Forty (140.0) feet to a point; thence N.76°20'W., a distance of One hundred (100.0) feet to a point; thence S13°40'W., a distance of One hundred Forty (140.0) feet to a point; thence S.76°20'E., a distance of One hundred (100.0) feet to the point of beginning from which said point the Northeast corner of Lot numbered One (1) in Block numbered Twenty (20) of the Eastern Addition to the City of Anaconda, Montana bears S.13°40'W., a distance of seventy (70.0) feet.
(Recording Reference: Warranty Deed recorded February 3, 2017 in Book 344, Page 737 as Document No. 199235)

PARK COUNTY

TOWNSHIP 2 SOUTH, RANGE 9 EAST, P.M.M.

Fee Access to Clyde Park-Livingston #1 50kv (NWE-1236)

Section 14:

Lot 40 and Lot 41 in Block 30, Palace Addition to the City of Livingston, Montana, and being located in a portion of the Southeast Quarter (SE¼) of Section 14.

(Recording Reference: Warranty deed recorded on August 14, 2017 as Document No. 399499.)

STILLWATER COUNTY

TOWNSHIP 1 SOUTH, RANGE 18 EAST, M.P.M.

Reed Point Substation (NWE-1238)

Section 31: Brockway’s Second Addition to the Town of Reed Point
Block 3: Frac. Lots 11 and 12 south of I-90, Lots 13-17
Block 4: Frac. Lots 7-9 south of I-90, Lots 10-17 and Lots 27-34
Block 5: Frac. Lots 4 and 5 south of I-90, Lots 6-17 and Frac. Lots 22-24 south of I-90, Lots 25-34
Block 6: Lots 4-17, Lots 22-34

EXCEPTING THEREFROM Quit Claim Deed 63-286; Quit Claim Deed 63-290; Quit Claim Deed 63-292; Quit Claim Deed 63-294; Bargain and Sale Deed 63-300; Bargain and Sale Deed 63-311; all deeded to the State of Montana for benefit and use of its State Highway.

TOGETHER WITH those portions of Abandoned Pine Street, Bridge Street, Park Street, Division Street and all alleys described in Resolution No. 94-19 recorded as Document No. 277362 in the records of the Clerk and Recorder of Stillwater County, MT (the Real Property); consisting of seven gross acres, more or less.

SC-12282

(Recording Reference: Warranty Deed recorded September 7, 2017 as Document 370092 Deeds)

TOWNSHIP 5 SOUTH, RANGE 15, EAST P.M.M.

Nye Electric Substation (NWE-1234)

Section 15:

Tract 1 of Certificate of Survey No. 364535, located in the Southwest Quarter of Section 15, Township 5 South, Range 15 East, Principal Meridian Montana, Stillwater County, Montana.

(Recording Reference: Warranty Deed, recorded on September 18, 2016, as Document No. 366460; Certificate of Survey No. 364535, recorded on map 1173.)

SWEET GRASS COUNTY

TOWNSHIP 1 NORTH, RANGE 17 EAST, M.P.M.

Big Timber Wind

Section 8:

Per Certificate of Survey No. 156034. Utility Parcel created outside a platted subdivision situated said Section.

Utility Parcel 1:       A tract of land beginning at the Northeast Corner of the parcel herein described, from which the Northwest Section Corner of said Section 8 bears North 52°00’39” West, 376.96 feet;

thence from said Point of Beginning South 6°00’00” East, 300.00 feet; thence 84°00’00” West, 300.00 feet; thence North 6°00’00” West, 300.00 feet; thence North 84°00’00” East, 300.00 feet to the Point of Beginning. Containing an area of (90,000 sq. feet) 2.066 Acres, more or less.

(Recording Reference: Certificate of Survey No. 156034 recorded on July 5, 2017 as Document No. 156034, Book Filed, page 572. Warranty Deed recorded July 12, 2017 as Document No. 156064, Book 91D, Page 878, records of Sweet Grass County, MT)

Together with all other property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature (whether or not located in the State of Montana), acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing, or of any general description contained in the Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all powerhouses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits, all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, as supplemented, viz:  (1) cash, shares of stock, bonds, notes and other obligations and other securities not specifically pledged, paid, deposited, delivered or held under the Mortgage, as supplemented, or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as supplemented, or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage, as supplemented; (5) electric energy, gas, steam, water, ice, and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Gas and Oil Production Property, as defined in Section 4 of the Mortgage, as supplemented; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Indenture and not heretofore disposed of by the Company-New Jersey, the Company-Montana, NorthWestern Energy or the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Co-Trustee and (to the extent of its legal capacity to hold the same for the purposes hereto) unto the Corporate Trustee, as Trustees, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Thirty-seventh Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company-New Jersey at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees, by the Mortgage as a part of the property therein stated to be conveyed.
SUBJECT NEVERTHELESS, to the limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, namely, that notwithstanding the foregoing, the Mortgage, as supplemented, shall not become or be or be required to become or be a lien upon any of the properties or franchises owned by the Company on the Transfer Date or thereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from NorthWestern Energy, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 or Section 40 of the Indenture, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien under the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien thereunder, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged thereunder; provided, however, that said limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, shall not apply to the Colstrip Property (as defined in the Twenty-ninth Supplemental Indenture), which pursuant to the Twenty-ninth Supplemental Indenture was expressly made subject to the Lien of the Mortgage, as supplemented, and constitutes Mortgaged and Pledged Property.
The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Indenture, as follows:
ARTICLE I
Fortieth Series of Bonds
Section 1.01.    General Terms of Bonds to be Issued.
(a)    There is hereby created a series of bonds designated: "4.03% Series due 2047” (herein sometimes referred to as the “Fortieth Series”; and the bonds of such Fortieth Series are sometimes hereinafter referred to as the “Bonds of the Fortieth Series”), each of which shall bear the descriptive title “First Mortgage Bond.” Bonds of the Fortieth Series shall mature on November 6, 2047 and shall be issued as fully registered bonds in denominations of $1,000 and in integral multiples thereof; they shall bear interest at the rate of 4.03% per annum, payable in arrears, the first interest payment to be made on May 6, 2018, and shall be for the period from the date of first authentication of the Bonds of the Fortieth Series through May 5, 2018, with subsequent interest payments payable semiannually on May 6 and November 6 of each year (each such payment date, an “Interest Payment Date”) until the principal of the Bonds of the Fortieth Series is paid or made available for payment; the principal of and interest on each Bond of the Fortieth Series to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The Bonds of the Fortieth Series shall be dated as in Section 10 of the Mortgage provided.
The Bonds of the Fortieth Series shall be issued substantially in the form of Exhibit A hereto.
At the option of the Holder, any Bonds of the Fortieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
The Bonds of the Fortieth Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the Registrar, duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of Bonds of the Fortieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of Bonds of the Fortieth Series.
(b)    Upon the delivery of this Thirty-seventh Supplemental Indenture, Bonds of the Fortieth Series in the aggregate principal amount of $250,000,000 are to be issued and delivered, pursuant to Article V of the Mortgage, forthwith and will be Outstanding in addition to $55,000,000 aggregate principal amount of Bonds of the Thirtieth Series Outstanding, $161,000,000 aggregate principal amount of Bonds of the Thirty-first Series Outstanding, $60,000,000 aggregate principal amount of Bonds of the Thirty-second Series Outstanding, $40,000,000 aggregate principal amount of Bonds of the Thirty-third Series Outstanding, $35,000,000 aggregate principal amount of Bonds of the Thirty-fourth Series Outstanding, $15,000,000 aggregate principal amount of Bonds of the Thirty-fifth Series Outstanding, $450,000,000 aggregate principal amount of Bonds of the Thirty-sixth Series Outstanding, $75,000,000 aggregate principal amount of Bonds of the Thirty-seventh Series Outstanding, $125,000,000 aggregate principal amount of Bonds of the Thirty-eighth Series Outstanding, and $144,660,000 aggregate principal amount of Bonds of the Thirty-ninth Series Outstanding at the date of delivery of this Thirty-seventh Supplemental Indenture.
Section 1.02.    Redemption.
(a)    Except upon the occurrence of a Default as in the Indenture provided, the Bonds will not be subject to any mandatory redemption, sinking fund or other obligation of the Company to amortize, redeem or retire the Bonds prior to maturity and, in any case, the Bonds shall not be redeemable prior to maturity at the option of any Holder of Bonds.
(b)(i)    Bonds shall be redeemable, however, at the option of the Company subject to the requirements of the Indenture in whole or in part at any time and from time to time, prior to maturity, upon notice to the Holders of such Bonds at his, her or its address last appearing in the Bond Register by first class mail, mailed not less than 30 days but not more than 60 days prior to the date on which such Bonds are fixed to be redeemed (such date fixed for redemption, the “Redemption Date”), in cash at a redemption price (the “Redemption Price”) equal to (i) the sum of: (A) one hundred per centum (100%) of the principal amount of Bonds to be redeemed then Outstanding, and (B) if, with respect to the Bonds of the Fortieth Series the Redemption Date is earlier than August 6, 2047, the Make-Whole Amount, if any; plus (ii) accrued and unpaid interest to the Redemption Date. In the case of each partial redemption of the Bonds of the Fortieth Series pursuant to this Section 1.02(b)(i), the principal amount of the Bonds of the Fortieth Series to be redeemed shall be allocated by the Company among all of the Bonds of the Fortieth Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption. Any notice of intention to redeem need not specify the Redemption Price but shall be sufficient if it sets forth in brief terms the manner in which the Redemption Price is to be calculated. Each such notice of intention to redeem shall specify the Redemption Date (which shall be a Business Day), the aggregate principal amount of the Bonds of the Fortieth Series to be redeemed on such date, the principal amount of each Bond held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of an officer of the Company as to the estimated Make-Whole Amount, if any, due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to the Redemption Date, the Company shall deliver to each Holder of such Bonds, with a copy to the Corporate Trustee, a certificate of an officer specifying the calculation of such Make-Whole Amount, if any, as of the specified Redemption Date.

(ii)    The Company shall not be required to make transfers or exchanges of Bonds for a period of ten (10) days next preceding any Interest Payment Date, or next preceding any designation of Bonds to be redeemed. The Company shall not be required to make transfers or exchanges of any Bonds designated in whole or in part for redemption. Unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date interest will cease to accrue on the Bonds or portions thereof called for redemption.
(c)    For purposes of this Section 1.02:
The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be prepaid pursuant to Section 1.02(b)(i).
“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Bond is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bond, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date until November 6, 2047 with respect to the Bonds of the Fortieth Series with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Bond, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 1.02(b)(i).
“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be prepaid pursuant to Section 1.02(b)(i).

The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the calculation by the Company of any Redemption Price of the Bonds.
Section 1.03.    Interest.
The Bonds of the Fortieth Series shall bear interest for each Interest Period (as hereinafter defined) at a rate per annum of 4.03%.
The period commencing on an Interest Payment Date and ending on the day next preceding the next succeeding Interest Payment Date shall be an “Interest Period”; provided that the first Interest Period shall begin on the date of the first authentication of the Bonds and extend through May 5, 2018, the day preceding the first Interest Payment Date.
Interest payments for the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. If (x) an Interest Payment Date falls on a day that is not a Business Day, subject to clause (y) such Interest Payment Date will be the immediately succeeding Business Day with the same force and effect as if made on the original Interest Payment Date, and no interest shall accrue for the period from and after such original Interest Payment Date, and (y) any payment of principal of or Make-Whole Amount on any Bond (including principal due on the Redemption Date or Stated Maturity of such Bond) and the accrued interest thereon that is due on a date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on the scheduled due date, except that in calculating the accrued interest due on such next succeeding Business Day the additional days elapsed shall be included. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.
Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest; provided, however, that interest payable at maturity (whether the stated maturity or maturity resulting from declaration of acceleration, call for redemption or otherwise) shall be payable to the Person to whom the principal of such Bond shall be payable.

ARTICLE II
Definitions
The following terms shall have the meanings provided herein for all purposes of this Supplemental Indenture, unless the context clearly requires otherwise (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Bond Purchase Agreement” means that certain Bond Purchase Agreement dated [October 31], 2017 between the Company and the Purchasers of the Bonds listed in Schedule A thereto.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close in The City of New York.
“Holder” means a Person in whose name a Bond is registered.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, association, joint-stock company, trust, joint venture, government, or any agency or political subdivision thereof or any other entity.
“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 2 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Bond shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Bond.
“Record Date” means, with respect to any Interest Payment Date, the April 20 or October 21 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
“Registrar” means the Person appointed by the Company to maintain the Bond register, in which register, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Bonds and for the exchange and transfer of Bonds.
“Stated Maturity” when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal (whether as a result of scheduled amortization or otherwise) or interest is due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).
ARTICLE III
Reservation of Right to Make Amendments
Section 3.01    The Company reserves the right, without any consent or other action by the Holders of Bonds of the Fortieth Series, or bonds of any subsequent series, to make such amendments to the Mortgage (as supplemented) as shall be necessary in order to cause there to be excluded from the Mortgaged and Pledged Property and the Lien of the Mortgage (as supplemented) at all times, including, without limitation, in the event and following the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage (as supplemented) by reason of the occurrence of a Default as defined in Section 65 thereof, all of the Company’s right, title and interest, whenever arising or acquired, in, to and under all accounts (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York), all accounts receivable, all payments for goods sold or leased or for services rendered (whether or not they have been earned by performance), all rights in any merchandise or goods which any of the foregoing may represent, all rights, title, security and guaranties with respect to any or all of the foregoing, and all proceeds (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) of, and all collections from or with respect to, any or all of the foregoing.
ARTICLE IV
Amendments to Mortgage
Section 4.01.    So long as any of the Bonds of the Fortieth Series remain Outstanding, Section 7 of the Mortgage is amended by adding at the end thereof the following additional paragraphs:
If any bonds Outstanding at the date of a Net Earning Certificate (except any for the refunding of which the bonds applied for are to be issued) or any bonds then applied for in pending applications (including the application in connection with which such Net Earning Certificate is made) bear or are to bear interest at a variable rate or variable rates such that the interest requirements with respect to such bonds for any twelve (12) month period prior to the stated maturity date of such bonds are not determinable at the date of such Net Earning Certificate (any such bonds being referred to as “Variable Rate Bonds”), then (in lieu of setting forth the Annual Interest Requirements (as otherwise prescribed by this Section 7), such Net Earning Certificate shall (A) set forth (i) the sum of the amounts required by clauses (i) through (iv) of paragraph (B) of this Section 7 (in the case of such clauses (i) and (ii), excluding the interest requirements in respect of the Variable Rate Bonds) (the sum of such amounts being referred to herein and to be referred to in such Net Earning Certificate as the “Fixed Rate Interest Amount”), and (ii) the amount (referred to herein and to be referred to in such Net Earning Certificate as the “Maximum Permitted Variable Rate Interest Amount”) by which (x) one-half of the Adjusted Net Earnings of the Company set forth in such Net Earning Certificate, exceeds (y) the Fixed Rate Interest Amount set forth in such Net Earning Certificate, and (ii) if such Net Earning Certificate is accompanied by a certificate of an independent (as hereinafter defined) investment banking firm, signed by a managing director or officer thereof, to the effect that, based upon historical fluctuations in the indices upon which the variable rate or variable rates borne by the Variable Rate Bonds are based, and taking into account the margins to be added to or subtracted from such indices and/or any other adjustments to be made in determining such variable rate or variable rates and prevailing and projected conditions in the markets influencing such indices, such independent (as hereinafter defined) investment banking firm believes (or is of the view), as of the date of such certificate, that the aggregate amount of interest to be payable on all of the Variable Rate Bonds during any period of twelve (12) months prior to the stated maturity date last to occur of any of the Variable Rate Bonds will not exceed the Maximum Permitted Variable Rate Interest Amount (as calculated by the Company in such Net Earning Certificate without any responsibility on the part of such independent (as hereinafter defined) investment banking firm for the calculation thereof), such Net Earning Certificate shall be deemed for all purposes of the Mortgage (including, without limitation, Sections 26, 28 and 29 of the Mortgage) to show Adjusted Net Earnings of the Company to be as required by Section 27 of the Mortgage. As used in this Section 7, “independent” means, with respect to an investment banking firm that provides a certificate pursuant to this Section 7, that: (i) such investment banking firm is competent to provide such certificate (and such investment banking firm shall be conclusively presumed to be competent to provide such certificate if such investment banking firm is an investment banking firm of nationally recognized standing and engages in interest rate swap transactions in the ordinary course of its business); (ii) such investment banking firm does not have any direct or indirect investment in the Company or in any bonds that, as of the date of such certificate, are Outstanding or the subject of a pending application for authentication and delivery under the Mortgage (including, without limitation, any bonds that are subject of the Net Earning Certificate to which such certificate relates) or in any affiliate of the Company (other than de minimus amounts of loans or securities of the Company or affiliates of the Company held in its or its affiliates’ accounts and any investment in, or ownership of, additional securities or loans of the Company or affiliates of the Company resulting from its market making activities in the ordinary course of its business); (iii) such investment banking firm is not, and none of its officers or directors is, an affiliate of the Company; and (iv) such investment banking firm is not acting as an underwriter with respect to any bonds that are the subject of the Net Earning Certificate to which such certificate relates or as an arranger or provider of the loans, extensions of credit or other securities (if any) for which such bonds are collateral security.
If the Company is a successor corporation (within the meaning of Section 86 of this Indenture), the “Adjusted Net Earnings of the Company” as set forth in each Net Earning Certificate shall be calculated as described in the last two sentences of Section 86 of this Indenture.
Section 4.02.    So long as any of the Bonds of the Fortieth Series remain Outstanding, Section 27 of the Mortgage is amended by adding at the end thereof the following additional sentence:
As described in the penultimate paragraph of Section 7 hereof, and subject to the conditions therein specified, a Net Earning Certificate shall be deemed to show Adjusted Net Earnings of the Company to be as required by this Section 27 (without any necessity for such Net Earning Certificate to specify Annual Interest Requirements).
Section 4.03.    So long as any of the Bonds of the Fortieth Series are Outstanding, Section 86 of the Mortgage is amended by adding at the end thereof the following additional sentences:
For the avoidance of any doubt, it is expressly stated that in the event that a successor corporation (having succeeded to and having been substituted for the Company in accordance with this Section 86) shall exercise any right under this Indenture (whether as to the issuance of additional bonds (including, without limitation, the Bonds of the Fortieth Series), the withdrawal of cash, the release of property, the taking of credit under Section 39 or Section 40 hereof, or otherwise) and a Net Earning Certificate shall be required by the terms of this Indenture in connection therewith, the “Adjusted Net Earnings of the Company” shall be, and shall be stated in such Net Earning Certificate to be, the lesser of (A) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of Section 7 of this Indenture (and the other provisions of such Section 7 that are relevant to such paragraph) on the basis of (i) the items set forth in clauses (1), (2), (4) and (6) of paragraph (A) of such Section 7 being such portions of such items of such successor corporation as are reasonably allocated by such successor corporation to or from the Mortgaged and Pledged Property as a plant or plants and an operating system or operating systems (and if, on the date of a Net Earning Certificate, such successor corporation shall be a party to any other general or first mortgage indenture and deed of trust relating to property other than the Mortgaged and Pledged Property and the lien of such other mortgage indenture and deed of trust shall not have been discharged, such reasonable allocation shall be in a manner consistent with the manner of allocation utilized and/or to be utilized by such successor corporation in making calculations of the “Adjusted Net Earnings of the Company” (or other comparable term) under and as defined in such other mortgage indenture and deed of trust), (ii) the item set forth in clause (8) of paragraph (A) of such Section 7 being calculated without regard to income (net) derived from any electric and/or gas utility business of the successor corporation in which the Mortgaged and Pledged Property is not utilized (but otherwise in accordance with such Section 7), and (iii) the item set forth in clause (10) of paragraph (A) of such Section 7 being calculated without regard to sub-clause (b) of such clause and without regard to the proviso to such clause (but otherwise in accordance with such clause), and (B) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of Section 7 of this Indenture (and the other provisions of such Section 7 that are relevant to such paragraph) (without any allocation or distinction as to the derivation of the items set forth in any of the clauses of paragraph (A) of such Section 7, other than allocation or distinction between (i) the electric and/or gas utility business or businesses in which such successor corporation is engaged (whether or not the Mortgaged and Pledged Property is utilized in connection therewith), and (ii) the other business or businesses in which such successor corporation is engaged (with such other business or businesses being given effect under the items set forth in clauses (8) and (10) of paragraph (A) of such Section 7)). Each such Net Earning Certificate shall contain a statement of the signers of such Net Earning Certificate that, in the opinion of such signers, the allocations made in the calculations of “Adjusted Net Earnings of the Company” as set forth in such Net Earning Certificate are in accordance with the requirements of the preceding sentence of this Section 86.
Section 4.04    For so long as any Bonds of the Fortieth Series are Outstanding, the Company shall not subject, or permit to be subjected, any Mortgaged and Pledged Property under the Mortgage to the lien of the Company’s General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented.
ARTICLE V

Home Office Payment
So long as any Purchaser (as such term is defined in the Bond Purchase Agreement) or its nominee shall be the Holder of any Bond, and notwithstanding anything contained in the Indenture or in such Bond to the contrary, the Company will pay all sums becoming due on such Bond for principal or premium, if any, and interest by the method and at the address specified for such purpose below such Holder’s name in Schedule A to the Bond Purchase Agreement, as certified to the Corporate Trustee by the Company, or by such other method or at such other address as such Holder shall have from time to time specified to the Company and the Corporate Trustee in writing for such purpose, without the presentation or surrender of such Bond unless such Bond is to be paid or redeemed in full, in which case, as a condition to such payment, such Bond shall be presented and surrendered at the place of payment most recently designated by the Company pursuant to Section 13 of the Indenture. Prior to any sale or other disposition of any Bond held by any such Holder, such Holder, by its acceptance of a Bond, agrees that it will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Corporate Trustee in exchange for a new Bond or Bonds of the same series in a principal amount giving effect to such payments of principal and interest pursuant to Section 13 of the Indenture, and in either case shall promptly notify the Company and the Corporate Trustee of the name and address of the transferee of any such Bond so sold or disposed of. The Company will afford the benefits of this Article V to any Institutional Investor (as such term is defined in the Bond Purchase Agreement) that is the direct or indirect transferee of any Bond purchased by any such Purchaser or its nominee and that has made the same agreement relating to such Bond as is contemplated by this Article V.

ARTICLE VI

Miscellaneous Provisions

Section 6.01. Subject to the amendments provided for in this Thirty-seventh Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Thirty-seventh Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.
Section 6.02. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Thirty-seventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-seventh Supplemental Indenture.
Section 6.03. Whenever in this Thirty-seventh Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirty-seventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the respective benefit of the respective successors and assigns of such parties, whether so expressed or not.
Section 6.04. Nothing in this Thirty-seventh Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Thirty-seventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of the bonds and coupons Outstanding under the Indenture.
Section 6.05. This Thirty-seventh Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, and BEATA HARVIN, for all like purposes, has hereunto set his hand and affixed his seal, as of the day and year first above written.

NORTHWESTERN CORPORATION

By: _________________________________
Brian B. Bird
Vice President and Chief Financial Officer
[SEAL]
Attest:
_____________________________
Emily Larkin
Assistant Corporate Secretary
Executed, sealed and delivered by
NORTHWESTERN CORPORATION
in the presence of:

_______________________________________

_______________________________________

STATE OF SOUTH DAKOTA    )
) ss.
COUNTY OF MINNEHAHA    )
This instrument was acknowledged before me on this ___ day of November, 2017, by Brian B. Bird, Vice President and Chief Financial Officer, of NORTHWESTERN CORPORATION, a Delaware corporation.

________________________________
Notary Public

[SEAL]

THE BANK OF NEW YORK MELLON,
as Corporate Trustee

By: _________________________________
Name:
Title:
[SEAL]
Attest:
_______________________________
Name:
Title:

Executed, sealed and delivered by
THE BANK OF NEW YORK MELLON
in the presence of:

_________________________________

_________________________________

STATE OF NEW YORK    )
) ss.
COUNTY OF NEW YORK    )
This instrument was acknowledged before me on this ___ day of November, 2017, by _____________------------________________---______, ___________________________________ of THE BANK OF NEW YORK MELLON, a New York corporation.

________________________________
Notary Public

[L.S.]
Beata Harvin, as Co-Trustee

Executed, sealed and delivered by
bEATA hARVIN in the presence of:

_________________________________

_________________________________

STATE OF NEW YORK    )
) ss.
COUNTY OF NEW YORK    )
This instrument was acknowledged before me on this ___ day of November, 2017, by Beata Harvin, as Co-Trustee under the Mortgage and Deed of Trust dated as of October 1, 1945, with NorthWestern Corporation.

________________________________
Notary Public

EXHIBIT A
FORM OF BOND
(FACE OF BOND)
THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR PLEDGED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR AN EXEMPTION THEREFROM IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.

NORTHWESTERN CORPORATION
FIRST MORTGAGE BOND, 4.03% SERIES DUE 2047

No. TR-[_____]	PPN: 668074 G*2 $_______________

NORTHWESTERN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to ______________________ or its registered assigns, on November 6, 2047 at the office or agency of the Company in the Borough of Manhattan, The City of New York, $______________ dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the Holder hereof interest thereon from the date of first authentication of Bonds of the series herein designated, at the rate per annum of 4.03% (computed on the basis of a 360-day year of twelve 30-day months), in like coin or currency at such office or agency on May 6 and November 6 in each year, until the Company’s obligation with respect to the payment of such principal shall have been discharged; provided, however that, to the extent permitted by law, during the continuance of a Default, the interest rate shall be a rate per annum from time to time equal to the greater of (i) the Interest Rate plus 2% or (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon from time to time in New York, New York as its “base” or “prime” rate.
This Bond is issued by the Company pursuant to the Thirty-seventh Supplemental Indenture, dated as of November 1, 2017, between the Company and the Trustees (such supplemental indenture, the “Thirty-seventh Supplemental Indenture”). The terms of this Bond shall be those specified herein and pursuant to the Mortgage (as hereinafter defined), as heretofore amended and supplemented, including by the Thirty-seventh Supplemental Indenture.
The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set fully forth at this place.

This Bond shall not become obligatory until The Bank of New York Mellon, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused this instrument to be signed in its corporate name by its Chairman of the Board or its President or one of its Vice-Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his/her signature or a facsimile thereof.
Dated: _____________________
NORTHWESTERN CORPORATION

By ____________________________

Attest: ____________________________

CORPORATE TRUSTEE’S AUTHENTICATION CERTIFICATE
This Bond is one of the Bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK MELLON,
as Corporate Trustee

By ____________________________
Authorized Signatory

(REVERSE OF BOND)

General
This Bond is one of an issue of Bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4.03% Series due 2047, all Bonds of all series issued and to be issued under and equally secured by (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the Bonds of any particular series) a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the “Mortgage”), dated as of October 1, 1945, executed by the Company to Guaranty Trust Company of New York (The Bank of New York Mellon, successor) and Arthur E. Burke (Beata Harvin, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the Bonds are, and are to be, secured and the circumstances under which additional Bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the Bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the Bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of Bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 66 2/3% in principal amount of the Bonds then outstanding of each series of Bonds so to be affected (excluding in any case Bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this Bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.
This Bond is transferable as prescribed in the Mortgage by the Holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Thirty-seventh Supplemental Indenture, and, thereupon, a new fully registered Bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage; provided that, this Bond shall also be subject to the restrictions on transfer and exchange that appear above. The Company and the Trustees may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
In the manner prescribed in the Mortgage, any Bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of registered Bonds of the same series of other authorized denominations.
No recourse shall be had for the payment of the principal of or interest on this Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Mortgage.
Capitalized terms used in this Bond shall have the meanings ascribed to them in the Thirty-seventh Supplemental Indenture or in the Mortgage.
Interest
The Bonds shall bear interest for each Interest Period (as hereinafter defined) at a rate per annum of 4.03% (the “Interest Rate”), as set forth in Section 1.03 of the Thirty-seventh Supplemental Indenture.
The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an “Interest Period,” provided that the first Interest Period shall begin on the date of the first authentication of the Bonds and extend through May 5, 2018, the day preceding the first Interest Payment Date. Interest on this Bond shall accrue from the date of the first authentication of the Bonds to the first Interest Payment Date and, thereafter, shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for.
Interest payments for the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. If (x) an Interest Payment Date falls on a day that is not a Business Day, subject to clause (y) such Interest Payment Date will be the immediately succeeding Business Day with the same force and effect as if made on the original Interest Payment Date, and no interest shall accrue for the period from and after such original Interest Payment Date, and (y) any payment of principal of or Make-Whole Amount on any Bond (including principal due on the Redemption Date or Stated Maturity of such Bond) and the accrued interest thereon that is due on a date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on the scheduled due date, except that in calculating the accrued interest due on such next succeeding Business Day the additional days elapsed shall be included. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.
Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest; provided, however, that interest payable at maturity (whether the stated maturity or maturity resulting from declaration of acceleration, call for redemption or otherwise) shall be payable to the Person to whom the principal of such Bond shall be payable.
Redemption
The Bonds shall be redeemable at the option of the Company in whole or in part at any time and from time to time, prior to maturity, upon notice to the Holders of such Bonds at his, her or its address last appearing in the Bond Register by first class mail, mailed not less than 30 days but not more than 60 days prior to the date on which such Bonds are fixed to be redeemed (such date fixed for redemption, the “Redemption Date”), in cash at a redemption price (the “Redemption Price”) equal to (i) the sum of: (A) one hundred per centum (100%) of the principal amount of Bonds to be redeemed then Outstanding, and (B) if the Redemption Date is earlier than August 6, 2047, the Make-Whole Amount, if any; plus (ii) accrued and unpaid interest to the Redemption Date. Any notice of intention to redeem need not specify the Redemption Price but shall be sufficient if it sets forth in brief terms the manner in which the Redemption Price is to be calculated. Each such notice shall specify the Redemption Date (which shall be a Business Day), the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each Bond held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of an officer of the Company as to the estimated Make-Whole Amount, if any, due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to the Redemption Date, the Company shall deliver to each Holder of such Bonds a certificate of an officer specifying the calculation of such Make-Whole Amount, if any, as of the specified Redemption Date.
The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be prepaid pursuant to Section 1.02(b)(i) of the Thirty-seventh Supplemental Indenture.
“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Bond is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bond, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled

Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date until November 6, 2047 with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Bond, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 1.02(b)(i).
“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be prepaid pursuant to Section 1.02(b)(i) of the Thirty-seventh Supplemental Indenture.

The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the calculation by the Company of any Redemption Price of the Bonds.
The Company shall not be required to make transfers or exchanges of Bonds for a period of ten (10) days next preceding any Interest Payment Date, or next preceding any designation of Bonds to be redeemed. The Company shall not be required to make transfers or exchanges of any Bonds designated in whole or in part for redemption.

INSTRUMENT OF ASSIGNMENT AND TRANSFER

FOR VALUE-RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
Identifying Number of Assignee _________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
(Please print or typewrite name and address,
including zip code of Assignee)
the within Bond and all rights thereunder, hereby irrevocably constituting and appointing _____ attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.
Dated: ____________________________

___________________________________
Name:

NOTICE:	The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.
__________________________
Signature Guarantee
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Form of Opinion of Special Counsel
for the Company
1.    The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware; has the full corporate power and authority to execute this Agreement, the Thirty‑Seventh Supplemental Indenture and the Bonds and to perform its obligations under the Transaction Documents to which it is party and to issue and sell the Bonds; has the full corporate power and authority to conduct the activities in which it is now engaged; and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except in jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.
2.    The Purchase Agreement and the Thirty‑Seventh Supplemental Indenture have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company, and the Transaction Documents constitute the legal, valid and binding contracts of the Company enforceable in accordance with their respective terms.
3.    The Bonds have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and established in conformity with the provisions of the Indenture, as amended by the Thirty-Seventh Supplemental Indenture, and, upon authentication of the Bonds by the Corporate Trustee, the Bonds will be entitled to the benefits of the Indenture, as amended by the Thirty-Seventh Supplemental Indenture, and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.
4.    The issuance and sale of the Bonds by the Company, the execution, delivery and performance by the Company of the Purchase Agreement and the Thirty‑Seventh Supplemental Indenture, as the case may be, and the consummation of the transactions contemplated therein, do not violate any provision of the Delaware General Corporation Law or New York State laws or Federal Laws or regulations applicable to the Company or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien (other than the Lien of the Indenture) upon any of the property of the Company pursuant to the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or any agreement or other instrument known to us to which the Company is a party or by which the Company may be bound.
5.    The issuance, sale and delivery of the Bonds by the Company under the circumstances contemplated by the Purchase Agreement, the Thirty‑Seventh Supplemental Indenture and the Indenture do not, under existing law, require the registration of the Bonds under the Securities Act.
6.    Neither the execution and delivery of the Purchase Agreement or the Thirty‑Seventh Supplemental Indenture nor the consummation of the transactions contemplated thereby, including the issuance and sale of the Bonds, will require the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.
7.    Neither the issuance of the Bonds nor the application of the proceeds of the sale of the Bonds will violate or result in a violation of Section 7 of the Exchange Act, or any regulation issued pursuant thereto, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System.
8.    The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

9.    No consent, approval, authorization or order of, or filing with, any federal governmental agency or body or any court is required pursuant to any law, rule or regulation or, to our knowledge, pursuant to any order, judgment, decree, agreement or other instrument, to authorize, or is otherwise required in connection with, the execution, delivery and performance in compliance with the terms of the Transaction Documents by the Company, including, without limitation, the issuance by the Company of the Bonds, upon the terms and subject to the conditions provided in the Transaction Documents (collectively, the “Issuance of Bonds”), except for (i) the approval of the Issuance of Bonds pursuant to the FERC Order, which is in full force and effect, and has become final since the applicable rehearing period has expired, and (ii) required post-issuance compliance filings; and the Issuance of Bonds is in conformity with the terms of the FERC Order (including, without limitation, the aggregate amounts of securities authorized to be issued thereby).

Form of Opinion of General or In-House Counsel
for the Company
1.    The Indenture has been duly authorized, executed and delivered (and/or duly assumed) by the Company (or its predecessors) and (assuming due authorization, execution and delivery by the Trustees (or their predecessors)), is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, reorganization or similar laws affecting creditors’ rights generally.
The foregoing opinion as to enforceability of the Indenture is also subject to the qualification that certain provisions contained in the Indenture may not be enforceable; provided, however the unenforceability of such provisions will not render the Indenture invalid as a whole or substantially interfere with realization of the Principal Benefits and Security provided thereby. As used herein, the term “Principal Benefits and Security” means the remedies of: (i) judicial enforcement of the obligation of the Company to repay the principal, together with interest thereon as provided in the Bonds and (ii) judicial foreclosure of the Indenture upon failure to pay such principal and interest at maturity or upon acceleration.
2.    The Indenture (excluding the Thirty‑Seventh Supplemental Indenture) and any necessary related financing statements, have been filed and recorded wherever and to the extent necessary to perfect the lien thereof upon the properties specifically described therein. No other filing or recordation is necessary in order to perfect the lien of the Indenture on such properties.
3.    To the best of my knowledge, all fees or taxes in connection with the filing or recording of the Indenture (excluding the Thirty‑Seventh Supplemental Indenture) have been paid.
4.    The Indenture, excluding the Thirty‑Seventh Supplemental Indenture, now constitutes, and the Indenture, when the Thirty‑Seventh Supplemental Indenture shall have been duly filed for recording and is recorded, will continue to constitute, a legally valid and directly enforceable first mortgage lien (subject only to the matters described in paragraph 7 below and the exception set forth in paragraph 1 above) for the equal and proportionate security of the Bonds and of the outstanding first mortgage bonds of other series heretofore issued and hereafter to be issued under the Indenture, upon the mortgaged properties specifically described therein as subject to the lien thereof (excluding all properties heretofore disposed of in accordance with the terms thereof or expressly excepted therefrom), and such mortgaged properties, other than said excluded and excepted properties, comprise and constitute substantially all of the utility property of the Company in the States of Montana and Wyoming.
5.    The Thirty‑Seventh Supplemental Indenture has not yet been filed or recorded, but no such filing or recording is necessary to perfect the lien of the Indenture upon the properties now owned by the Company in the States of Montana and Wyoming and described in the Indenture (excluding the Thirty‑Seventh Supplemental Indenture) or to extend such lien for the benefit of the Bonds. No re-recording or refiling of the Indenture or any other instruments or documents (except for periodic filings which extend the effectiveness of financing statements) is required to preserve and protect the lien of the Indenture.
6.    The after-acquired property clause in the Indenture subjects to the lien of the Indenture all after-acquired utility property of the Company (other than such after-acquired property as may be expressly excepted from the lien of the Indenture) to the extent and as described in Section 9-204 of the UCC; provided that additional recording will be required to create a valid and enforceable lien on after-acquired real property and fixtures not specifically described in the Indenture.

7.    The Company has good and marketable fee simple title to all of the real properties, and good and marketable title to all other properties, located in the States of Montana and Wyoming owned by it, subject only to the lien of the Indenture and such other Excepted Encumbrances (as defined in the Indenture), and such other liens, encumbrances, defects and irregularities which are customarily found with respect to properties of like size and character and which, in the opinion of the undersigned, do not materially impair the use of the property affected thereby in the operation of the utility business of the Company in the States of Montana and Wyoming; and the properties in the States of Montana and Wyoming held under leases by the Company are held under valid and enforceable leases subject only to such exceptions as do not materially interfere with the conduct of the utility business of the Company in the States of Montana and Wyoming.
8.    No consent, approval or authorization of, or filing with, any Montana State governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Transaction Documents by the Company, including, without limitation, the incurrence of indebtedness or the issuance of the Bonds covering Montana property as contemplated by the Transaction Documents, except for the approval of the MPSC, which approval has been duly and validly obtained and is subject to the terms and conditions stated in the below-described orders; provided, however, it is also understood that the undersigned expresses no opinion as to any consents or approvals required to be obtained or other actions required to be taken under the securities or Blue Sky laws of the state of Montana or any other jurisdiction.
Said approval of the MPSC is documented in the MPSC Order, a copy of which is attached hereto as Exhibit A. The MPSC Order was done in open session on September 19, 2017 and bears a service date of September 21, 2017. The time period for any party or nonparty to seek reconsideration of the MPSC Order has expired; and, to my knowledge, after due inquiry by reviewing applicable MPSC docket sheets and contacting MPSC staff to ensure no pleading was filed that was not otherwise entered on the MPSC docket sheet, no such filing was made during such time period for such purpose. The time period for any party or nonparty to seek judicial appeal or review of the MPSC Order has expired; and, to my knowledge, after due inquiry by reviewing applicable MPSC docket sheets, contacting MPSC staff to ensure no pleading was filed that was not otherwise entered on the MPSC docket sheet, and reviewing the records of the Clerk of Court for the Montana First Judicial District Court as of the close of business on ___________, 2017, no such filing was made during such time period for such purpose.
9.    In addition to complying with the MPSC Order, the Company must further comply with the terms and conditions of that certain Consent Order, Order No. 6505e, issued by the MPSC on September 2, 2004, in the docket entitled In the Matter of An Investigation of NorthWestern Energy’s Financial and Related Transactions with NorthWestern Corporation, its Affiliates and Creditors That May Impair Its Financial Solvency and Public Utility Service Obligations, before the MPSC’s Utility Division, Docket No. D2003.8.109, which incorporated that certain Stipulation and Settlement Agreement executed by and between the Company, the Montana Consumer Counsel and the MPSC on July 8, 2004 in the same docket, a copy of which is attached hereto as Exhibit B. The Consent Order was done in open session on August 24, 2004, and bears a service date of September 2, 2004. The time period for any party or nonparty to seek judicial or administrative appeal, review or reconsideration of the Consent Order has expired; and to my knowledge, after due inquiry by reviewing applicable MPSC docket sheets, contacting MPSC staff to ensure no pleading was filed that was not otherwise entered on the MPSC docket sheet, and reviewing the records of the Clerk of Court for the Montana First Judicial District Court, no such filing was made with the appropriate district court or with the MPSC during such time period for such purpose.
The terms, conditions, and requirements set forth in the Consent Order and Stipulation and Settlement Agreement may contain additional restrictions and limitations on permitted Company activities not found in or that may differ from those activities permitted or restricted by the Transaction Documents. Therefore, nothing set forth in this opinion shall be deemed an opinion that the Company is not required to otherwise comply with all MPSC regulatory requirements or restrictions.
The opinion above is limited to matters of Montana law and therefore the undersigned expresses no opinion as to whether the Company must comply with any other regulatory requirements of any other state or federal jurisdiction.
10.    The issuance of the Bonds pursuant to and in accordance with the Transaction Documents, including the Thirty‑Seventh Supplemental Indenture, conforms with the MPSC Order.
11.    The execution and delivery of the Transaction Documents by the Company and the performance by it of its obligations thereunder, do not violate any Montana law or regulation, or violate any order or decree of any Montana State court or governmental instrumentality applicable to the Company and of which I have knowledge.
12.    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, has all requisite corporate power and authority (a) to execute, deliver (or assume) and perform its obligations under the Transaction Documents, and (b) to own and encumber its assets and conduct its business as described in the Disclosure Documents. The Company is duly qualified to transact business, and is in good standing as a foreign corporation, in the States of Montana, Wyoming, South Dakota, Nebraska, North Dakota and Iowa.
13.    Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of, and duly executed and delivered (or assumed) by, the Company. The Bonds have been duly and validly authorized and issued.
14.    The execution and delivery (or the assumption) by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, do not: (i) violate any of the terms, conditions or provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, as in effect as of the Closing Date; (ii)  violate any of the terms, conditions or provisions of any order, writ, judgment, decree or award of any court or administrative decree binding on or affecting the Company; (iii) result in a breach of, constitute a default under, require the termination of, or the approval or consent of any Person under, any material agreement to which the Company is a party or by which the Company or any of its properties is bound, which breach, default or termination, or the failure to obtain such approval or consent, could reasonably be expected to have a Material Adverse Effect; or (iv) to my knowledge, result in or require the creation or imposition of any Lien whatsoever upon or with respect to any of the properties or assets of the Company (other than the Lien of the Indenture).
15.    To my knowledge, other than as disclosed in the Disclosure Documents, (i) there are no material judgments outstanding against the Company, and (ii) there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity or before any Governmental Authority, pending or overtly threatened against the Company or any of its properties, which could reasonably be expected to have a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of the Transaction Documents or which prevents, enjoins or prohibits, or seeks to prevent, enjoin or prohibit, the execution or enforcement of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents.

16.    The Company is not subject to regulation as a utility company under any statute or regulation of the State of South Dakota or the State of Nebraska such that its ability to incur indebtedness or to consummate the transactions contemplated by the Transaction Documents is limited. The Company is not subject to regulation as a utility company in any states other than Montana, South Dakota and Nebraska (and the Company is not subject to such regulation in the States of Iowa, North Dakota and Delaware).
17.    The FERC has issued appropriate authorization with respect to the issuance and sale of the Bonds in accordance with the Purchase Agreement; the MPSC has issued appropriate authorization with respect to the issuance and delivery of the Bonds in accordance with the Indenture and the Purchase Agreement; to my knowledge, after due inquiry, such authorizations are in full force and effect and the issuance of the Bonds is in conformity with the terms of such authorizations and no other consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the execution, delivery or consummation of the transactions contemplated by the Transaction Documents, except (i) in the case of any thereof related to the operation by the Company of its properties or the filing or recording of documents or instruments in respect of the Liens created or purported to be created thereunder, which will be made in the ordinary course of the Company’s business, (ii) those which the failure to obtain would not have a Material Adverse Effect, or (iii) such as may be required under state securities laws. With respect to the opinions related to approval by the FERC, I am relying, with your permission, on the opinion of even date herewith of Stinson Leonard Street LLP.
18.    Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound.
19.    To my knowledge, there are no material franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or filed as an exhibit to the Company’s reports filed under the Exchange Act other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

Form of Opinion of Special Counsel
for the Purchasers
1.    The Agreement constitutes the legal and valid obligation of the Company, enforceable against the Company in accordance with its terms.
2.    The issuance, sale and delivery of the Bonds under the circumstances contemplated by the Agreement does not, under existing law, require the registration of the Bonds under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.